UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

AMPIO PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMPIO PHARMACEUTICALS, INC.

5445 DTC Parkway, Suite 925

Greenwood Village, Colorado 80111

SUPPLEMENT DATED NOVEMBER 8, 2013

TO PROXY STATEMENT DATED NOVEMBER 1, 2013

FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 14, 2013

To Our Stockholders:

Ampio Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is furnishing this supplement to its proxy statement dated November 1, 2013 (the “Proxy Statement”) in connection with the Company’s annual meeting of stockholders to be held on December 14, 2013, or at any adjournments or postponements thereof (the “Annual Meeting”).

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

The Company is furnishing this supplement to add a beneficial owner of more than 5% of our common stock, par value $.0001 per share (“Common Stock”) to the beneficial ownership table in the Proxy Statement. Based solely upon information provided to the Company by ACT Capital Management, LLLP, ACT Capital Management, LLLP beneficially owns an aggregate of 2,924,600 shares of our Common Stock, or 7.0% of our outstanding Common Stock as of September 30, 2013.

The beneficial ownership table on page 36 of the Proxy Statement is replaced with the following table, which sets forth information regarding beneficial ownership of our common stock as of September 30, 2013, by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our Named Executive Officers;

•	each of our directors; and

•	all executive officers and directors as a group.

We have determined beneficial ownership in accordance with SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options and warrants held by the respective person or group which may be exercised within 60 days after September 30, 2013. For purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days after September 30, 2013 are included for that person or group but not the stock options, debentures, or warrants of any other person or group. Applicable percentage ownership is based on 41,731,258 shares of common stock outstanding at September 30, 2013.

Unless otherwise indicated and subject to any applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed. Unless otherwise noted below, the address of each stockholder listed on the table is c/o Ampio Pharmaceuticals, Inc., 5445 DTC Parkway, Suite 925, Greenwood Village, Colorado 80111.

Name of Beneficial Owner	Number of Shares Beneficially Owned at September 30, 2013	Percentage of Shares Beneficially Owned at September 30, 2013
Michael Macaluso (1)	2,731,863	6.4%
David Bar-Or, M.D. (2)	3,638,889	8.5%
Vaughan Clift (3)	1,038,867	2.5%
Philip H. Coelho (4)	499,395	1.2%
Richard B. Giles (5)	761,855	1.8%
David R. Stevens (6)	174,296	0.4%
Mark D. McGregor (7)	153,333	0.4%
Joshua R. Disbrow (8)	100,000	0.2%
All executive officers and directors as a group (eight persons)	9,098,498	21.4%
ACT Capital Management, LLLP (9)	2,924,600	7.0%

(1)	Includes an aggregate of 688,490 shares of common stock issuable to Mr. Macaluso by virtue of (i) exercise of currently exercisable stock options, (ii) exercise of warrants, and (iii) his service as a non-management director and currently as an officer.
(2)	Includes 938,889 shares of common stock which Dr. Bar-Or has the right to acquire through the exercise of stock options. Excludes 945,283 shares of common stock owned of record by Raphael Bar-Or, Dr. Bar-Or’s son, as to which Dr. Bar-Or disclaims beneficial ownership.
(3)	Includes (i) 516,667 shares of common stock Dr. Clift has the right to acquire on exercise of currently exercisable stock options, and (ii) 522,200 shares of common stock owned of record by Kristin Clift, Dr. Clift’s spouse after selling 52,800 shares in the underwritten offering in July 2012.
(4)	Includes 459,998 shares of common stock issuable to Mr. Coelho on exercise of currently exercisable stock options.
(5)	Includes 536,362 shares of common stock issuable to Mr. Giles by virtue of (i) exercise of currently exercisable stock options, and (ii) exercise of warrants. Excludes 1,838 shares of common stock owned of record by Rick Giles, Mr. Giles’s son, as to which Mr. Giles disclaims beneficial ownership.
(6)	Includes 169,444 shares of common stock issuable to Dr. Stevens on exercise of currently exercisable stock options.
(7)	Includes 133,333 shares of common stock issuable to Mr. McGregor on exercise of currently exercisable stock options.
(8)	Includes 100,000 shares of common stock issuable to Mr. Disbrow on exercise of currently exercisable stock options.
(9)	Based solely upon information provided to the Company by ACT Capital Management, LLLP, located at 2 Radnor Corporate Center, Suite 111, Radnor, PA 19087.

VOTING MATTERS

This supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and this supplement and vote as soon as possible.

If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to revoke your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone, or by mail) will remain valid and will be voted at the Annual Meeting unless revoked.

Important information regarding how to vote your shares, including how to revoke proxies already cast, is available in the “Revocability of Proxies” and “Solicitation and Voting Procedures” sections of the Proxy Statement.

OTHER MATTERS

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the designated proxies will vote the shares they represent in their discretion.